Exhibit 99.1

News Release

For information contact:
C. Brian Strickland	Lauren Harris
EVP, CFO & Treasurer	Vice President, Marketing & Communications
407.650.1510	407.650.1205

CNL Hotels & Resorts Reports Results for Third Quarter 2006

(ORLANDO, Fla.) November 16, 2006 - CNL Hotels & Resorts, Inc., the nation’s second largest hotel real estate investment trust, today announced results for the third quarter ended September 30, 2006. The following results are compared to the third quarter ended September 30, 2005 or year-to-date period ended September 30, 2005, and where applicable, defined terms are included in the Notes to Financial and Portfolio Information section of this news release.

Third Quarter Performance Highlights
▪	Total revenue increased 22.8% to $361.3 million, and 21.0% to $1,198.2 million year-to-date.
▪
RevPAR for adjusted comparable properties increased 5.7% and RevPAR for comparable properties increased 5.3%. Year-to-date, RevPAR for adjusted comparable properties increased 8.0% and RevPAR for comparable properties increased 8.8%.

▪	Hotel and resort operating profit margin for adjusted comparable properties was 30.2% year-to-date, representing a 0.4 percentage point increase.
▪	Net loss increased $24.6 million to a loss of $43.2 million. Net income decreased $19.4 million to $3.8 million year-to-date.
▪	Adjusted EBITDA increased 11.5% to $64.7 million, and 18.1% to $305.7 million year-to-date.
▪	Adjusted FFO per diluted share was negative $0.02, and positive $0.82 year-to-date, representing a decrease of 8.9% year-to-date.

Thomas J. Hutchison III, chief executive officer, stated, “We are pleased that our portfolio continues to produce double-digit growth in adjusted EBITDA. Over the past nine months, we have significantly reshaped our portfolio through strategic acquisitions, dispositions, capital reinvestment and property repositioning. To further our position as a leading lodging company, our management team will continue to execute on our disciplined ownership strategy and believe we are well positioned to maximize future growth in our markets.”

Operating Performance
RevPAR for the Company’s 89 adjusted comparable properties increased 5.7% to $100.42 in the third quarter compared to the same period in 2005, driven by an 8.1% gain in ADR to $139.44. Year-to-date, RevPAR for these adjusted comparable properties increased 8.0% to $114.91 compared to the same period in 2005, resulting from an 8.2% gain in ADR to $154.83.

RevPAR for the Company’s 87 comparable properties increased 5.3% to $99.18 in the third quarter compared to the same period in 2005, resulting from an 8.5% gain in ADR to $137.30. For the nine months ended September 30, 2006, RevPAR for these comparable properties increased by 8.8% to $111.94, resulting from an 8.9% gain in ADR to $150.28.

“The continued substantial pricing power led to an improvement in ADR growth by 8.5 percent, outperforming the industry’s third quarter rate growth of 6.8 percent, despite being the historically lowest season for our resort markets,” stated John A. Griswold, president and chief operating officer. “As we look to continue to capitalize on a robust lodging environment, we expect our strong asset management expertise and strategic repositioning efforts will further drive future portfolio revenue growth.”

Dispositions
On September 29, 2006, the Company sold its partnership interest in the Hampton Inn Chelsea in New York. The sale price was based on a valuation of $54 million for the property, or approximately $375,000 per key, resulting in total proceeds of $26.3 million and a net gain to the Company of approximately $17 million.

Capital Projects
Total capital expenditures invested year-to-date were approximately $106.9 million, with an additional $53.0 million planned for the fourth quarter of 2006.

One of the Company’s many signature projects includes renovation and development enhancements at the Doral Golf Resort & Spa. In September, the Company completed an extensive renovation of the famous Blue Monster golf course and made several improvements to its Champions Pavilion. Additionally, the resort’s 48 spa suites are being fully renovated and the new 24,000-square-foot Legends Ballroom is scheduled to open in time for the high-demand winter season.

In September, the new 14,100-square-foot ballroom at The Ritz-Carlton Orlando at the Grande Lakes resort was completed on schedule. Other capital improvement projects remain underway, including a spa expansion at Arizona Biltmore Resort & Spa, a new signature pool at La Quinta Resort & Club and ballroom expansion at JW Marriott Desert Ridge Resort & Spa.

About CNL Hotels & Resorts, Inc.
CNL Hotels & Resorts, Inc. is a leading real estate investment trust and owner of one of the most distinctive portfolios in the lodging industry. With a focus on luxury and upper-upscale properties, the Company currently has approximately $6 billion in total assets with 91 hotels and resorts across North America that operate under premium brands such as The Waldorf=Astoria Collection, Hilton, The Ritz-Carlton, JW Marriott, Marriott and Hyatt. For more information, please visit www.cnlhotels.com.

The Company references non-GAAP financial measures and operating measures within the meaning of the rules of the Securities and Exchange Commission, such as FFO, FFO per share, Adjusted FFO, Adjusted FFO per share, EBITDA, and Adjusted EBITDA; and RevPAR, ADR, occupancy, and hotel and resort operating profit margin. For further information regarding these measures and why the Company believes these non-GAAP financial measures and operating measures are helpful in understanding the Company’s performance, refer to the accompanying “Financial and Portfolio Information” section.

Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding capital improvements, execution of our strategy, future portfolio revenue growth, future performance, change of management companies, future acquisitions and investments, lodging demand and group travel, momentum, amount of proceeds and gain, and other statements that are not historical facts, and/or statements containing words such as "anticipate(s)," "expect(s)," "intend(s)," "plan(s)," “could”, "target(s)," "project(s)," "will," "believe(s)," "seek(s)," "estimate(s)" and similar expressions. These statements are based on management's current expectations, beliefs and assumptions and are subject to a number of known and unknown risks, uncertainties and other factors, including those outside of our control that could lead to actual results materially different from those described in the forward-looking statements. CNL Hotels & Resorts, Inc. (the “Company”) can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from the Company's expectations and those described in the forward-looking statements include, but are not limited to: change in the management approach of the management companies; the failure or adverse change in the branding strategies of the management companies; changes in our strategy; changes in market conditions for hotels and resorts; continued ability to finance acquired properties in the asset backed securities markets; our ability to refinance debt as it matures; changes in interest rates and financial and capital markets; changes in generally accepted accounting principles and tax laws and the application thereof; the occurrence of terrorist activities or other disruptions to the travel and leisure industries; availability of attractive acquisition opportunities; and such other risk factors as may be discussed in our Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

- Attachments to Follow -

CNL Hotels & Resorts, Inc.

Financial and Portfolio Information

CNL Hotels & Resorts, Inc. and Subsidiaries

CONDENSED CONSOLIDATED BALANCE SHEETS -UNAUDITED
(in thousands, except per share data)

	September 30, 2006	December 31, 2005

ASSETS
Hotel and resort properties, net	$5,037,766	$3,934,408
Assets held for sale	—	492,538
Cash and cash equivalents	114,094	81,656
Restricted cash	104,546	113,923
Receivables, less allowance for doubtful accounts of $1,919 and $1,806, respectively	142,438	88,334
Goodwill	511,004	509,174
Intangibles, less accumulated amortization of $24,776 and $17,549, respectively	329,496	336,723
Prepaid expenses and other assets	66,708	102,774
Loan costs, less accumulated amortization of $30,271 and $38,951, respectively	21,122	29,252
	$6,327,174	$5,688,782
LIABILITIES AND STOCKHOLDERS’ EQUITY
Mortgages and other notes payable	$3,608,114	$2,583,734
Liabilities associated with assets held for sale	—	436,557
Accounts payable and accrued expenses	261,058	174,529
Accrued litigation settlement	30,564	34,151
Other liabilities	25,648	24,169
Distributions and losses in excess of investments in unconsolidated entities	445	2,600
Due to related parties	12,491	27,000
Membership deposits	241,410	229,809
Total liabilities	4,179,730	3,512,549
Commitments and contingencies
Minority interests	122,401	114,860
Stockholders’ equity:
Preferred stock, without par value Authorized and unissued 75,000 shares	—	—
Excess shares, $.01 par value per share Authorized and unissued 600,000 shares	—	—
Common stock, $.01 par value per share Authorized 3,000,000 shares; issued 163,497 and 158,417 shares, respectively; outstanding 156,476 and 152,882 shares, respectively	1,566	1,530
Capital in excess of par value	2,818,023	2,743,073
Accumulated distributions in excess of net income	(800,828)	(689,022)
Accumulated other comprehensive income	6,282	5,792
Total stockholders’ equity	2,025,043	2,061,373
	$6,327,174	$5,688,782

CNL Hotels & Resorts, Inc. and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS-UNAUDITED

(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Revenues:
Room	$216,786	$184,787	$688,912	$584,398
Food and beverage	90,968	66,678	325,983	252,682
Other hotel and resort operating departments	50,345	37,932	173,855	143,450
Rental income from operating leases	3,164	3,879	7,688	8,504
Other income	―	855	1,787	1,441
	361,263	294,131	1,198,225	990,475
Expenses:
Room	54,431	45,270	160,083	136,922
Food and beverage	68,960	50,505	217,543	171,555
Other hotel and resort operating departments	32,187	26,216	99,298	86,357
Property operations	76,132	62,316	214,697	177,118
Repairs and maintenance	17,923	13,755	50,601	40,724
Hotel and resort management fees	12,155	8,443	42,814	28,132
Sales and marketing	24,625	19,238	73,932	59,097
Credit enhancement funding	(1,375)	(985)	(1,375)	(1,716)
General operating and administrative	13,563	7,936	29,139	19,587
State and local taxes	1,877	1,200	5,923	4,996
Asset management fees to related party	―	6,646	13,728	21,364
Depreciation and amortization	57,367	45,047	160,372	133,166
	357,845	285,587	1,066,755	877,302

Operating profit	3,418	8,544	131,470	113,173

Interest income	889	1,201	3,422	2,484
Interest and loan cost amortization	(62,391)	(49,289)	(168,110)	(141,283)
Gain (loss) on termination of hedges	―	202	―	(1,142)
Advisor acquisition expense	(614)	―	(83,468)	―
Transaction costs	(229)	(2,865)	(419)	(3,825)
Loss on extinguishment of debt	(16)	(2,153)	(29,331)	(2,153)

Loss before equity in earnings (losses) of unconsolidated entities, minority interests, and (expense) benefit from income taxes	(58,943)	(44,360)	(146,436)	(32,746)
Equity in earnings (losses) of unconsolidated entities	11	(3,990)	2,479	(13,210)
Minority interests	(222)	228	(4,990)	(4,435)
Loss from continuing operations before (expense) benefit from income taxes	(59,154)	(48,122)	(148,947)	(50,391)
(Expense) benefit from income taxes	(317)	323	(575)	2,369
Loss from continuing operations	(59,471)	(47,799)	(149,522)	(48,022)
Discontinued operations, net of income taxes	16,257	29,185	153,302	71,214
Net (loss) income	$(43,214)	$(18,614)	$3,780	$23,192
(Loss) earnings per share of common stock
Basic:
Continuing operations	$(0.38)	$(0.31)	$(0.97)	$(0.31)
Discontinued operations	0.10	0.19	0.99	0.46
	$(0.28)	$(0.12)	$0.02	$0.15
Diluted:
Continuing operations	$(0.38)	$(0.31)	$(0.97)	$(0.31)
Discontinued operations	0.10	0.19	0.99	0.46
	$(0.28)	$(0.12)	$0.02	$0.15
Weighted average number of shares of common stock outstanding:
Basic	156,476	152,876	154,226	152,873
Diluted	156,476	152,876	154,226	152,873

The following is a reconciliation of net (loss) income to FFO, as defined in the attached Notes to Financial and Portfolio Information, and FFO per share for the three and nine months ended September 30 (in thousands, except per share data):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006 (1)	2005 (2)	2006 (1)	2005 (2)
Net (loss) income	$(43,214)	$(18,614)	$3,780	$23,192
Adjustments:
Effect of depreciation of real estate assets of unconsolidated entities	63	3,554	3,493	10,558
Effect of depreciation of real estate assets of minority interests	(2,657)	(2,963)	(7,770)	(9,533)
Depreciation and amortization of real estate assets	55,224	45,088	154,604	143,187
Gain on sale of real estate assets	(15,871)	(17,437)	(154,477)	(67,298)
Advisor acquisition expense	614	—	83,468	—
Funds from operations	$(5,841)	$9,628	$83,098	$100,106
Weighted average shares
Basic	156,476	152,876	154,226	152,873
Diluted	156,476	152,876	154,226	152,873
FFO per share
Basic	$(0.04)	$0.06	$0.54	$0.65
Diluted	$(0.04)	$0.06	$0.54	$0.65
_______________________________
(1)
Funds from operations for the three and nine months ended September 30, 2006 do not include $3.1 million and $10.5 million, respectively, in net membership cash flows and include approximately $0.016 million and $33.6 million, respectively, of loss on extinguishment of debt and approximately $0.3 million and $0.5 million, respectively, of transaction costs.

(2)
Funds from operations for the three and nine months ended September 30, 2005 do not include $4.1 million and $12.7 million, respectively, in net membership cash flows; and include $3.7 million and $15.6 million, respectively, of loss on extinguishment of debt, and $2.9 million and $4.1 million, respectively, of transaction costs.

The following is a reconciliation of loss from continuing operations to EBITDA, as defined in the attached Notes to Financial and Portfolio Information, for the three and nine months ended September 30 (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006 (1)	2005 (2)	2006 (1)	2005 (2)
Loss from continuing operations	$(59,471)	$(47,799)	$(149,522)	$(48,022)
Adjustments:
Interest and loan cost amortization	62,391	49,289	168,110	141,283
Income tax expense (benefit)	317	(323)	575	(2,369)
Depreciation and amortization	57,367	45,047	160,372	133,166
EBITDA	$60,604	$46,214	$179,535	$224,058

________________________________
(1)
Results of operations for the three and nine months ended September 30, 2006 do not include $3.1 million and $10.5 million, respectively, in net membership cash flows and include approximately $0.016 million and $29.3 million, respectively, of loss on extinguishment of debt, approximately $0.2 million and $0.4 million, respectively, of transaction costs and $0.6 million and $83.5 million, respectively, of advisor acquisition expense.

(2)
Results of operations for the three and nine months ended September 30, 2005 do not include $4.1 million and $12.7 million, respectively, in net membership cash flows and include $2.2 million of loss on extinguishment of debt and $2.9 million and $3.8 million of transaction costs, respectively.

The following is a reconciliation of net (loss) income to Adjusted FFO, as defined in the attached Notes to Financial and Portfolio Information, and Adjusted FFO per share for the three and nine months ended September 30 (in thousands, except per share data):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Net (loss) income	$(43,214)	$(18,614)	$3,780	$23,192
Adjustments:
Effect of depreciation of real estate assets of unconsolidated entities	63	3,554	3,493	10,558
Effect of depreciation of real estate assets of minority interests	(2,657)	(2,963)	(7,770)	(9,533)
Depreciation and amortization of real estate assets	55,221	45,088	154,604	143,187
Gain on sale of real estate assets	(15,871)	(17,437)	(154,477)	(67,298)
Advisor acquisition expense	614	―	83,468	―
Loss on extinguishment of debt (discontinued operations)	―	1,569	4,296	13,478
Loss on extinguishment of debt (unconsolidated entities)	―	―	―	6,901
Gain on hedge termination (discontinued operations)	―	―	(946)	―
(Gain) loss on hedge termination	―	(202)	―	1,142
Transaction costs	229	2,865	419	3,825
Transaction costs (discontinued operations)	105	―	105	300
Loss on extinguishment of debt	16	2,153	29,331	2,153
Net membership cash flows	3,053	3,247	10,462	10,144
Adjusted funds from operations	$(2,441)	$19,260	$126,765	$138,049
Weighted average shares:
Basic	156,476	152,876	154,226	152,873
Diluted	156,476	152,876	154,226	152,873
Adjusted FFO per share:
Basic	$(0.02)	$0.13	$0.82	$0.90
Diluted	$(0.02)	$0.13	$0.82	$0.90

The following is a reconciliation of loss from continuing operations to Adjusted EBITDA, as defined in the attached Notes to Financial and Portfolio Information, for the three and nine months ended September 30 (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Loss from continuing operations	$(59,471)	$(47,799)	$(149,522)	$(48,022)
Adjustments:
Interest and loan cost amortization	62,391	49,289	168,110	141,283
Income tax expense (benefit)	317	(323)	575	(2,369)
Depreciation and amortization	57,367	45,047	160,372	133,166
Advisor acquisition expense	614	―	83,468	―
Equity method adjustments	(11)	3,990	(2,479)	13,210
Minority interest adjustments	222	(228)	4,990	4,435
(Gain) loss on hedge termination	―	(202)	―	1,142
Transaction costs	229	2,865	419	3,825
Loss on extinguishment of debt	16	2,153	29,331	2,153
Net membership cash flows	3,053	3,247	10,462	10,144
Adjusted EBITDA	$64,727	$58,039	$305,726	$258,967

CNL Hotels & Resorts, Inc. and Subsidiaries

PROPERTY OPERATING DATA -UNAUDITED

Property Operating Data—Comparable Properties
Continuing Operations
For the Three Months Ended September 30, 2006

								Hotel & Resort
			Var. (ppt.)		Var. (%)		Var. (%)	Operating Profit	Var. (ppt.)
	Properties	Occupancy	to 2005	ADR	to 2005	RevPAR	to 2005	Margin (3)	to 2005
Consolidated TRS (1)
Luxury and Upper Upscale	31	70.3%	(1.9)	$163.61	7.5%	$115.04	4.7%	19.9%	(0.7)
Upscale	28	77.0	(1.9)	110.78	11.2	85.25	8.5	32.0	0.8
Midscale	24	71.7	(4.4)	85.40	9.8	61.27	3.5	28.4	0.2
Total TRS Consolidated	83	72.1%	(2.3)	$137.83	8.7%	$99.32	5.3%	22.2%	(0.4)
Triple Net Lease (2)	4	77.0	2.2	123.68	3.1	95.22	6.2	34.0	0.6
Total	87	72.2%	(2.2)	$137.30	8.5%	$99.18	5.3%	22.4%	(0.3)

____________________________
(1)
The operating results for three of the Consolidated TRS properties are now reported utilizing Hilton’s format as a result of the change in management and brand to The Waldorf=Astoria Collection, resulting in slight variances in reporting formats.

(2)
The Company’s operating results include only rental revenues received from third-party lessees of these properties, as the Company does not directly participate in their hotel operating revenues and expenses.

(3)
Hotel and resort operating profit margin is calculated as hotel and resort operating profit (before incentive management fees and unallocated hotel and resort expenses) divided by total hotel and resort revenues.

CNL Hotels & Resorts, Inc. and Subsidiaries

PROPERTY OPERATING DATA -UNAUDITED

Property Operating Data—Comparable Properties
Continuing Operations
For the Nine Months Ended September 30, 2006

								Hotel & Resort
			Var. (ppt.)		Var. (%)		Var. (%)	Operating Profit	Var. (ppt.)
	Properties	Occupancy	to 2005	ADR	to 2005	RevPAR	to 2005	Margin (3)	to 2005
Consolidated TRS (1)
Luxury and Upper Upscale	31	73.9%	0.1	$183.15	8.4%	$135.36	8.5%	29.6%	0.4
Upscale	28	77.3	(0.2)	114.28	11.1	88.30	10.8	35.2	1.9
Midscale	24	72.4	(0.0)	85.58	9.3	61.94	9.3	30.0	1.6
Total TRS Consolidated	83	74.4%	0.0	$151.06	9.0%	$112.42	9.0%	30.3%	0.7
Triple Net Lease (2)	4	76.3	(2.0)	129.17	6.4	98.49	3.7	35.6	0.4
Total	87	74.5%	(0.1)	$150.28	8.9%	$111.94	8.8%	30.4%	0.7

_____________________________
(1)
The operating results for three of the Consolidated TRS properties are now reported utilizing Hilton’s format as a result of the change in management and brand to The Waldorf=Astoria Collection, resulting in slight variances in reporting formats.

(2)
The Company’s operating results include only rental revenues received from third-party lessees of these properties, as the Company does not directly participate in their hotel operating revenues and expenses.

(3)
Hotel and resort operating profit margin is calculated as hotel and resort operating profit (before incentive management fees and unallocated hotel and resort expenses) divided by total hotel and resort revenues.

CNL Hotels & Resorts, Inc. and Subsidiaries

PROPERTY OPERATING DATA -UNAUDITED

Property Operating Data—Adjusted Comparable Properties
Continuing Operations
For the Three Months Ended September 30, 2006

								Hotel & Resort
			Var. (ppt.)		Var. (%)		Var. (%)	Operating Profit	Var. (ppt.)
	Properties	Occupancy	to 2005	ADR	to 2005	RevPAR	to 2005	Margin (3)	to 2005
Consolidated TRS (1)
Luxury and Upper Upscale	33	70.2%	(1.0)	$164.62	6.8%	$115.48	5.3%	19.2%	(0.4)
Upscale	28	77.0	(1.9)	110.78	11.2	85.25	8.5	32.0	0.8
Midscale	24	71.7	(4.4)	85.40	9.8	61.27	3.5	28.4	0.2
Total TRS Consolidated	85	71.9%	(1.7)	$140.01	8.2%	$100.60	5.7%	21.4%	(0.2)
Triple Net Lease (2)	4	77.0	2.2	123.68	3.1	95.22	6.2	34.0	0.6
Total	89	72.0%	(1.6)	$139.44	8.1%	$100.42	5.7%	21.6%	(0.2)

_________________________
(1)
The operating results for three of the Consolidated TRS properties are now reported utilizing Hilton’s format as a result of the change in management and brand to The Waldorf=Astoria Collection, resulting in slight variances in reporting formats.

(2)
The Company’s operating results include only rental revenues received from third-party lessees of these properties, as the Company does not directly participate in their hotel operating revenues and expenses.

(3)
Hotel and resort operating profit margin is calculated as hotel and resort operating profit (before incentive management fees and unallocated hotel and resort expenses) divided by total hotel and resort revenues.

CNL Hotels & Resorts, Inc. and Subsidiaries

PROPERTY OPERATING DATA -UNAUDITED

Property Operating Data—Adjusted Comparable Properties
Continuing Operations
For the Nine Months Ended September 30, 2006

								Hotel & Resort
			Var. (ppt.)		Var. (%)		Var. (%)	Operating Profit	Var. (ppt.)
	Properties	Occupancy	to 2005	ADR	to 2005	RevPAR	to 2005	Margin (3)	to 2005
Consolidated TRS (1)
Luxury and Upper Upscale	33	73.5%	(0.1)	$187.52	7.5%	$137.85	7.4%	29.5%	0.2
Upscale	28	77.3	(0.2)	114.28	11.1	88.30	10.8	35.2	1.9
Midscale	24	72.4	(0.0)	85.58	9.3	61.94	9.3	30.0	1.6
Total TRS Consolidated	85	74.1%	(0.1)	$155.73	8.2%	$115.46	8.1%	30.1%	0.4
Triple Net Lease (2)	4	76.3	(2.0)	129.17	6.4	98.49	3.7	35.6	0.4
Total	89	74.2%	(0.1)	$154.83	8.2%	$114.91	8.0%	30.2%	0.4

____________________________
(1)
The operating results for three of the Consolidated TRS properties are now reported utilizing Hilton’s format as a result of the change in management and brand to The Waldorf=Astoria Collection, resulting in slight variances in reporting formats.

(2)
The Company’s operating results include only rental revenues received from third-party lessees of these properties, as the Company does not directly participate in their hotel operating revenues and expenses.

(3)
Hotel and resort operating profit margin is calculated as hotel and resort operating profit (before incentive management fees and unallocated hotel and resort expenses) divided by total hotel and resort revenues.

CNL Hotels & Resorts, Inc. and Subsidiaries

NOTES TO FINANCIAL AND PORTFOLIO INFORMATION

Non-GAAP Financial Measures and Operating Measures
Included in this news release are certain non-GAAP financial measures which are not calculated and presented in accordance with Generally Accepted Accounting Principles (“GAAP”), and operating measures, within the meaning of applicable Securities and Exchange Commission rules. The non-GAAP financial measures include FFO, FFO per share, Adjusted FFO, Adjusted FFO per diluted share, EBITDA, and Adjusted EBITDA. The operating measures include RevPAR, ADR, occupancy, and hotel and resort operating profit margin. The following discussion defines these terms and why the Company feels they are helpful in understanding performance.

Funds From Operations
The Company considers Funds From Operations (“FFO”) (and FFO per basic and diluted share) to be an indicative measure of operating performance due to the significant effect of depreciation of real estate assets on net income or loss. The Company calculates FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, except for the add back of the advisor acquisition expense of $0.6 million and $83.5 million during the three and nine months ended September 30, 2006 respectively, which defines FFO as net income or loss determined in accordance with GAAP, excluding gains or losses from sales of property plus depreciation and amortization (excluding amortization of deferred financing costs) of real estate assets, and after adjustments for the portion of these items related to unconsolidated partnerships and joint ventures.

In calculating FFO, net income is determined in accordance with GAAP and includes the noncash effect of scheduled rent increases throughout the lease terms. This is a GAAP convention requiring real estate companies to report rental revenue based on the average rent per year over the life of the leases. The Company believes that by excluding the effect of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs and which may be of limited relevance in evaluating current performance, FFO can facilitate comparisons of operating performance between periods and between other equity REITs. The Company also believes FFO captures trends in occupancy rates, rental rates and operating costs. FFO was developed by NAREIT as a relative measure of performance and liquidity of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP, which assumes that the value of real estate diminishes predictably over time. In addition, the Company believes FFO is frequently used by securities analysts, investors and other interested parties in the evaluation of equity REITs, particularly in the lodging industry. However, FFO (i) does not represent cash generated from operating activities determined in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events that enter into the determination of net income or loss), (ii) is not necessarily indicative of cash flow available to fund cash needs and (iii) should not be considered as an alternative to net income determined in accordance with GAAP as an indication of the Company’s operating performance. FFO, as presented, may not be comparable to similarly titled measures reported by other equity REITs. Accordingly, the Company believes that in order to facilitate a clear understanding of its consolidated historical operating results, FFO should be considered only as supplemental information and only in conjunction with net income as reported in the accompanying unaudited consolidated financial statements and notes thereto.

Adjusted FFO
The Company defines Adjusted FFO as FFO (defined above) plus adjustments to include or exclude certain additional recurring and non-recurring items which are described below. The Company believes Adjusted FFO is useful to the Company and to its investors as a supplemental measure in evaluating the Company’s financial performance because it helps evaluate the ongoing performance of its properties and facilitates comparisons between the Company and other lodging REITs and non-REIT lodging companies. Adjusted FFO should be considered only as a supplement to net income or loss (computed in accordance with GAAP) as a measure of the Company’s operating performance. Other REITs and lodging companies may calculate Adjusted FFO differently than the Company does and, accordingly, the Company’s calculation of Adjusted FFO may not be comparable to such other companies’ Adjusted FFO measures. When calculating Adjusted FFO, the Company also adjusted FFO for the following items, which may occur in any period:

▪
Net membership cash flows - The Company includes net membership cash flows because they significantly contribute to its cash flows from operating activities and are considered an integral part of its ongoing liquidity position.

▪
Loss on extinguishment of debt of discontinued operations - The Company excludes the effects of loss on extinguishment of debt of its discontinued operations because it believes that including them in FFO is not consistent with reflecting the Company’s ongoing capital structure or the ongoing performance of its consolidated and unconsolidated properties.

▪
Loss on extinguishment of debt of unconsolidated entities - The Company excludes the effects of loss on extinguishment of debt of its unconsolidated entities because its interest in the loss on extinguishment of debt of these entities does not reflect the impact of its minority interest position on the Company’s performance, and these amounts include its pro-rata portion of loss on extinguishment of debt.

▪
Loss on extinguishment of debt - The Company excludes the effects of loss on extinguishment of debt because it believes that including them in FFO is not consistent with reflecting the Company’s ongoing capital structure or its ongoing performance of its properties.

▪
Gain on the sale of real estate assets - The Company excludes the effect of the gain on the sale of real estate assets because it believes that including it is not consistent with reflecting the ongoing performance of its properties.

▪
Gain (loss) on hedge termination of discontinued operations - The Company excludes the gain (loss) on hedge termination of discontinued operations because it believes that including it is not consistent with reflecting the ongoing performance of its properties.

▪
Gain (loss) on hedge termination - The Company excludes the gain (loss) on hedge terminations because it believes that including it is not consistent with reflecting the ongoing performance of its properties.

▪
Transaction costs of discontinued operations - The Company excludes transaction costs of discontinued operations because it believes that including it is not consistent with reflecting the ongoing performance of its properties.

▪	Transaction costs - The Company excludes transaction costs because it believes that including it is not consistent with reflecting the ongoing performance of its properties.
▪
Advisor acquisition expense - The Company excludes the amount recognized as advisor acquisition expense, which represents the consideration paid to acquire the former advisor, because it believes that including it is not consistent with reflecting the ongoing performance of its properties.

EBITDA
Earnings before interest expense, income taxes, depreciation and amortization, EBITDA, is defined as income (losses) from continuing operations excluding: (i) interest expense, including loan cost amortization; (ii) income tax benefit or expense; and (iii) depreciation and amortization. The Company believes EBITDA is useful to the Company and to an investor as a supplemental corporate level measure in evaluating the Company’s financial performance because EBITDA excludes certain items that the Company believes may not be indicative of its corporate operating performance. By excluding interest expense, EBITDA measures the Company’s financial performance regardless of how it finances its operations and its capital structure. By excluding depreciation and amortization expense, which can vary by property based on factors unrelated to hotel and resort performance, the Company and its investors can more accurately assess the financial performance of the Company’s portfolio. The Company’s management also uses EBITDA as one measure in determining the value of acquisitions and dispositions. In addition, it believes EBITDA is frequently used by securities analysts, investors and other interested parties in the evaluation of equity REITs, particularly in the lodging industry. However, because EBITDA is calculated before recurring cash charges such as interest expense and depreciation and amortization, and is not adjusted for capital expenditures or other recurring cash requirements of the Company’s business, it does not reflect the amount of capital needed to maintain its properties nor does it reflect trends in interest costs due to interest rate changes or increased borrowings. EBITDA should be considered only as a supplement to net income or loss (computed in accordance with GAAP), as a measure of the Company’s operating performance. Other equity REITs may calculate EBITDA differently than does the Company and, accordingly, its calculation of EBITDA may not be comparable to such other REITs’ EBITDA.

Adjusted EBITDA
The Company defines Adjusted EBITDA as EBITDA (defined from above) plus adjustments to include or exclude certain additional recurring and non-recurring items which are described below. The Company believes Adjusted EBITDA is useful to the Company and to its investors as a supplemental measure in evaluating its financial performance because it helps evaluate the ongoing performance of the Company’s properties and facilitates comparisons between the Company and other lodging REITs and non-REIT lodging companies. Adjusted EBITDA should be considered only as a supplement to net income or loss (computed in accordance with GAAP) as a measure of the Company’s operating performance. Other REITs and lodging companies may calculate Adjusted EBITDA differently than the Company does and, accordingly, its calculation of Adjusted EBITDA may not be comparable to such other companies’ Adjusted EBITDA measures. When calculating Adjusted EBITDA, the Company also adjusted EBITDA for the following items, which may occur in any period:
▪
Loss on extinguishment of debt - The Company excludes the effects of loss on extinguishment of debt because it believes that including them in EBITDA is not consistent with reflecting its ongoing capital structure or the ongoing performance of its properties.

▪
Net membership cash flows - The Company includes net membership cash flows because they significantly contribute to its cash flows from operating activities and are considered an integral part of its ongoing liquidity position.

▪	Transaction costs - The Company excludes transaction costs because it believes that including them in EBITDA is not consistent with reflecting the ongoing performance of its properties.
▪
Gain (loss) on hedge termination - The Company excludes the gain (loss) on hedge terminations because it believes that including it is not consistent with reflecting the ongoing performance of its properties.

▪
Minority interest adjustments - The Company excludes the minority interest in the income or loss of its consolidated partnerships as presented in its unaudited condensed consolidated statement of operations because the Company believes that including these amounts in EBITDA does not reflect the effect of the minority interest position on its performance since these amounts include its minority partners’ pro-rata portion of depreciation, amortization and interest expense.

▪
Equity method adjustments - The Company excludes the effect of equity in earnings (losses) from unconsolidated entities as presented in its unaudited condensed consolidated statements of operations because its interest in the earnings (losses) of these entities does not reflect the impact of its minority interest position on the Company’s performance and these amounts include its pro-rata portion of depreciation, amortization and interest expense.

▪
Advisor acquisition expense - The Company excludes the amount recognized as advisor acquisition expense, which represents the consideration paid to acquire the former advisor, because it believes that including it is not consistent with reflecting the ongoing performance of its properties.

Limitations on the Use of Non-GAAP Financial Measures
FFO, FFO per share, Adjusted FFO, Adjusted FFO per diluted share, EBITDA, and Adjusted EBITDA (i) do not represent cash generated from operating activities determined in accordance with GAAP (which, unlike these measures, generally reflects all cash effects of transactions and other events that enter into the determination of net income), (ii) are not necessarily indicative of cash flow available to fund cash needs and (iii) should not be considered as an alternative to net income determined in accordance with GAAP as an indication of operating performance. These measures, as presented, may not be comparable to similarly titled measures reported by other companies. Accordingly, the Company believes that in order to facilitate a clear understanding of the Company’s consolidated historical operating results, these measures should be considered only as supplemental information and only in conjunction with its net income as reported in the accompanying unaudited consolidated financial statements and notes thereto.

Property Operating Data
The Company’s results of operations are highly dependent upon the operations of its hotel and resort properties. To evaluate the financial condition and operating performance of the Company’s properties, management regularly reviews operating statistics such as revenue per available room (“RevPAR”), average daily room rate (“ADR”), occupancy, and hotel and resort operating profit margin. RevPAR is a commonly used measure within the lodging industry to evaluate hotel and resort operations. The Company defines RevPAR as (i) the average daily room rate, or ADR, charged, multiplied by (ii) the average daily occupancy achieved. The Company defines ADR by dividing room revenue by the total number of rooms occupied by hotel and resort guests on a paid basis during the applicable period. The Company defines occupancy by dividing the total number of rooms occupied by the hotel and resort guests on a paid basis during the applicable period by the total number of available rooms at the property. The Company defines hotel and resort operating profit margin as operating profit at the hotel and resort level, excluding unallocated expenses and certain other expenses which are not captured at the property level, divided by total hotel and resort operating revenues. RevPAR does not include revenue from food and beverage, telephone services or other guest services generated by the property. Although RevPAR does not include these ancillary revenues, the Company considers this measure to be the leading indicator of core revenues for many hotels and resorts. The Company closely monitors what causes changes in RevPAR because changes that result from occupancy as compared to those that result from room rate have different implications on overall revenue levels, as well as incremental operating profit. For example, increases in occupancy at a hotel or resort may lead to increases in ancillary revenues, such as food and beverage and other hotel and resort amenities, as well as additional incremental costs (including housekeeping services, utilities and room amenity costs). RevPAR increases due to higher room rates would not result in these additional room-related costs. For this reason, while operating profit would typically increase when occupancy rises, RevPAR increases due to higher room rates would have a greater impact on the Company’s profitability. The data available to make comparisons is limited by the amount, timing and extent of recent acquisitions made by the Company. The Company uses hotel and resort operating profit margins to evaluate how efficiently expenses are managed at a property in relation to total revenue generated. The Company’s management uses hotel and resort operating profit and the resulting operating profit margin as one measure in determining the value of acquisitions and dispositions and believes this operating measure is used by securities analysts, investors, and other interested parties in the evaluation of equity REITs or other companies in the lodging industry. Hotel and resort operating profit margin should be considered only as a supplement to net income or loss (computed in accordance with GAAP), as a measure of the Company’s operating performance. Other companies in the lodging industry may calculate hotel and resort operating profit margin differently than does the Company and, accordingly, its calculation of hotel and resort operating profit margin may not be comparable to such other companies.

Comparable Properties
The Company defines “comparable properties” as properties owned at the beginning of and during the entirety of both periods being compared. The Company considers 87 properties for the three and nine months ended September 30, 2006 to be “comparable properties.”

Adjusted Comparable Properties
The Company defines “adjusted comparable properties” as properties owned as of the last day of the reporting periods, including properties acquired during the period (for which historical data is available) as if the Company owned the properties since the beginning of the period and excluding properties that were opened during the reporting periods being compared, changed reporting periods during the periods being compared, or are located outside of the United States. For the three and nine months ended September 30, 2006, the Company considers 89 properties to be “adjusted comparable properties.”

###